UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2007
Grant Prideco, Inc.
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-15423 (Commission File No.)	76-0312499 (I.R.S. Employer Identification No.)

400 N. Sam Houston Pkwy. East, Suite 900 (Address of Principal Executive Offices)	77060 (Zip Code)
Registrant’s telephone number, including area code: (281) 878-8000
(Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Principal Officers; Elections of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(d) Effective November 9, 2007, the Board of Directors (the “Board”) of Grant Prideco, Inc. (the “Company”) elected Gordan T. Hall to the Company’s Board of Directors. Mr. Hall will serve on the Company’s Nominating and Corporate Governance Committee.
     As a new member of the Board, Mr. Hall will be entitled under the Company’s 2006 Long-Term Incentive Plan to an initial grant of 3,875 shares of restricted stock as well as participation in the Company’s Non-Employee Director Deferred Compensation Plan. As a member of the Board, the Company will pay Mr. Hall an annual retainer of $50,000, and will pay him $1,750 for each Board and committee meeting he attends.
     There are no current or proposed transactions between the Company and Mr. Hall or his immediate family members requiring disclosure under Item 404(a) of Regulations S-K promulgated by the Securities and Exchange Commission.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grant Prideco, Inc.
Date: November 12, 2007	By:	/s/ Philip A. Choyce
Philip A. Choyce
Vice President and General Counsel